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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              APPLETON PAPERS INC.


                               ARTICLE I. OFFICES
                               ------------------

     The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof shall be the Corporation Trust Company. Subject to the provisions of the Delaware General Corporate Law ("DGCL"), the Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                       ARTICLE II. STOCKHOLDERS' MEETINGS
                       ----------------------------------

     SECTION 1. Annual Meetings. The annual meeting of the stockholders for the
                ---------------
purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held within ninety (90) days following the close of the Corporation's fiscal year and at such time and place as the directors shall determine. If the election of directors is not held on the day designated by the directors for any annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is reasonably practicable.

     SECTION 2. Special Meetings. Special meetings of the stockholders, for any
                ----------------
purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than ten percent (10%) of all of the outstanding shares of the Corporation entitled to vote at the meeting.

     SECTION 3. Place of Meeting. The Board of Directors may designate any
                ----------------
place, either within or without the State of Delaware, as the place of meeting for any annual meeting, or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting.

     SECTION 4. Notice of Meeting. Written notice stating the place, day and
                -----------------
hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days before the date of the meeting either personally or by mail, by or at the discretion of the Chief Executive Officer, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the

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United States mail, addressed to the stockholder at the stockholder's address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

     SECTION 5. Procedure for Nomination of Directors. Only persons nominated
                --------------------------------------
in accordance with all of the procedures set forth in the Corporation's Amended and Restated By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any stockholder of the Corporation entitled to vote for election of directors at the meeting who complies with all of the notice procedures set forth in this Section 5.

     Nominations other than those made by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the Secretary of the Corporation at the Corporation's principal office (i) with respect to an election held at an annual meeting of stockholders, not less than ten (10) days nor more than one hundred fifty (150) days prior to the meeting date specified in Section 1 of this Article, or (ii) with respect to an election held at a special meeting of stockholders for the election of directors, not less than the close of business on the fifth day following the date on which notice of such meeting is given to stockholders. To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as reasonably may be requested by the Board of Directors. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or the stockholder to nominate the proposed nominee. The presiding officer at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation's Certificate of Incorporation and By-Laws; and if he should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

     SECTION 6. Fixing of Record Date. For the purpose of determining
                ---------------------
stockholders of any voting group entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other lawful proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of stockholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is so fixed for the determination of stockholders entitled to notice of, or to vote at a meeting of stockholders, or stockholders entitled to receive a share dividend or

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distribution, the record date for determination of such stockholders shall be at the close of business on:

          (a) With respect to an annual stockholders meeting or any special stockholders meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By-Laws to call a meeting, the day before the notice is first mailed to stockholders;

          (b) With respect to a special stockholders meeting demanded by the stockholders, the date the first stockholder signs the demand;

          (c) With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; and

          (d) With respect to a distribution to stockholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

     SECTION 7. Voting Lists. After fixing a record date for a meeting, the
                ------------
Corporation shall prepare a list of the names of all its stockholders who are entitled to notice of a stockholders meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each stockholder. The stockholders list must be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting. The list shall be available at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. Subject to the provisions of the DGCL, a stockholder or his or her agent or attorney may, on written demand, inspect and copy the list during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the stockholders list available at the meeting, and any stockholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the stockholders list shall not affect the validity of any action taken at such meeting.

     SECTION 8. Stockholder Quorum and Voting Requirements. Shares entitled to
                ------------------------------------------
vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Amended and Restated By-Laws adopted under authority granted in the Certificate of Incorporation or the DGCL provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     If the Certificate of Incorporation or the DGCL provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

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     Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in Section 13 of this Article.

     If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation, the By-Laws or the DGCL require a greater number of affirmative votes; provided, however, that for
                                                    --------  -------
purposes of electing directors, unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. For purposes of electing directors, (i) a "plurality" means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election, and (ii) votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

     SECTION 9.  Proxies. At all meetings of stockholders, a stockholder
                 -------
entitled to vote may vote by proxy appointed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 10. Voting of Shares. Unless otherwise provided in the Certificate
                 ----------------
of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. No shares in the Corporation held by another corporation may be voted if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation; provided,
                                                                --------
however, that the Corporation shall not be limited in its power to vote any
-------
shares, including its own shares, held by it in a fiduciary capacity.

     SECTION 11. Voting Shares Owned by the Corporation. Shares of the
                 --------------------------------------
Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by this Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 12. Acceptance of Instruments Showing Stockholder Action.
                 ----------------------------------------------------

          (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a stockholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder.

          (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its stockholder, the Corporation, if acting in good faith,

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     may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder if any of the following apply:

               (1) the stockholder is an entity, within the meaning of the DGCL, and the name signed purports to be that of an officer or agent of the entity;

               (2) the stockholder is a trust fund created in connection with the Plan, and the name or names signed purports to be the names of all of the trustees of the trust fund and an authorized agent of each such trustee;

               (3) the name signed purports to be that of a personal representative, administrator, executor, guardian or conservator representing the stockholder and, if the Corporation or its agent request, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

               (4) the name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the Corporation or its agent request, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

               (5) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder and, if the Corporation or its agent requests, evidence acceptable to the Corporation of the signatory's authority to sign for the stockholder is presented with respect to the vote, consent, waiver or proxy appointment; or

               (6) two or more persons are the stockholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the persons signing appears to be acting on behalf of all co-owners.

          (c) The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

     SECTION 13. Adjournments. An annual or special meeting of stockholders may
                 ------------
be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to stockholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting.

          (a)    Quorum. Once a share is represented for any purpose at the
                 ------
     original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum

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     exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          (b)    Record Date. When a determination of stockholders entitled to
                 -----------
     notice of or to vote at any meeting of stockholders has been made as provided in Section 6 of this Article, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          (c)    Notice. Unless a new record date for an adjourned meeting is or
                 ------
     must be fixed pursuant to Section 13(b) of this Article, the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

     SECTION 14. Waiver of Notice by Stockholders. A stockholder may waive any
                 --------------------------------
notice required by the DGCL, under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. A stockholder's attendance at a meeting, in person or by proxy, or signature of a consent described in Section 15, below, waives objection to (i) lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to the holding of the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

     SECTION 15. Unanimous Consent without Meeting. Any action required or
                 ---------------------------------
permitted to be taken at a meeting of stockholders may be taken without a meeting only by unanimous written consent or consents signed by all of the stockholders of the Corporation and delivered to the Corporation for inclusion in the Corporation's records. If the action to be taken requires that notice be given to non-voting stockholders, the Corporation shall give the non-voting stockholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. Action taken by consent is effective when the last such written consent is delivered to the Corporation, unless the consent specifies a different effective date. A consent signed under this Section 15 has the effect of a meeting vote and may be described as such in any document.

                         ARTICLE III. BOARD OF DIRECTORS
                         -------------------------------

     SECTION 1. General Powers. The business and affairs of the Corporation
                --------------
shall be managed by its Board of Directors, subject to any limitations set forth in the Certificate of Incorporation. The Board of Directors may adopt by-laws and may amend or repeal by-laws adopted by the subscribers or stockholders.

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     SECTION 2. Number, Tenure and Qualifications. Until the execution of that
                ---------------------------------
certain Security Holders Agreement by and between the Corporation and Paperweight Development Corporation, a Wisconsin corporation, the Corporation shall have three (3) directors on its Board of Directors. Upon the execution of such Agreement, the Corporation shall have seven (7) directors on its Board of Directors. The term of office of directors shall be one year. A director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be duly elected and shall qualify in accordance with the Certificate of Incorporation. A director need not be a resident of the state of Delaware or a stockholder of the Corporation except if required by the Certificate of Incorporation.

     SECTION 3. Removal. The stockholders may remove one or more directors only
                -------
at a meeting called for that purpose if notice has been given to the stockholders that a purpose of the meeting is such removal. The removal may be with or without cause. If a director is elected by a voting group, only the stockholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

     SECTION 4. Resignation. A director may resign at any time by delivering
7                -----------
written notice to the Board of Directors or to the Corporation. A resignation is effective when such notice is delivered to the Corporation unless the notice specifies a later effective date.

     SECTION 5. Board of Director Vacancies.
                ---------------------------

          5.1.  Filling of Vacancies, Generally. If a vacancy occurs on the
                -------------------------------
     Board of Directors, including a vacancy resulting from an increase in the number of directors, the stockholders may fill the vacancy. During such time that the stockholders fail or are unable to fill such vacancies then and until the stockholders act:

               (a)  the Board of Directors may fill the vacancy; or

               (b) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

          5.2.  Vacancy for Director Elected by a Voting Group. If the vacant
                ----------------------------------------------
     office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the stockholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.

          5.3. Filling of Vacancy Due to Deferred Resignation. A vacancy that
               ----------------------------------------------
     will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

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          5.4. Term of Replacement Director. The term of a director elected to
               ----------------------------
     fill a vacancy expires at the next stockholders' meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.

     SECTION 6. Committees. The Board of Directors by resolution adopted by the
                ----------
affirmative vote of a majority of the number of directors fixed by Section 2 of this Article then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall consist of two or more members of the Board of Directors. Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors. The committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee's assigned responsibilities or which the Board of Directors otherwise confers upon such committee; provided, however, a committee may not do any of
                             --------  -------
the following:

          (a)  authorize distributions;

          (b) approve or propose to stockholders action that the DGCL requires be approved by stockholders;

          (c) fill vacancies on the Board of Directors or, unless the Board of Directors has specifically granted authority to the committee, its committees;

          (d) amend the Certificate of Incorporation pursuant to the authority of directors to do so granted by the DGCL;

          (e)  adopt, amend, or repeal by-laws;

          (f)  approve a plan of merger not requiring stockholder approval;

          (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

          (h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation, including without limitation the Chief Executive Officer and any Vice President) to do so within limits prescribed by the Board of Directors.

Except as required or limited by the Certificate of Incorporation, the By-Laws, the DGCL, or resolution of the Board of Directors, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

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     SECTION 7.  Quorum; Voting. Unless otherwise provided in the Certificate of
                 --------------
Incorporation or the DGCL, a majority of the number of directors fixed by
Section 2 of this Article or appointed by the Board of Directors to a committee shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee; provided, however, that even though less than
                                 --------  -------
such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in the Certificate of Incorporation, the By-Laws or the DGCL, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors or committee.

     SECTION 8.  Informal Action Without Meeting. Any action required or
                 -------------------------------
permitted by the Certificate of Incorporation, the By-Laws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all of the directors or committee members then in office. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Any such consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

     SECTION 9.  Conferences. Members of the Board of Directors or any committee
                 -----------
designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

     SECTION 10. Regular Meetings. Regular meetings of the Board of Directors
                 ----------------
shall be held without any notice other than this By-Law immediately after, and at the same place as, the annual meeting of stockholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 11. Special Meetings. Special meetings of the Board of Directors
                 ----------------
may be called by or at the request of the Chief Executive Officer or Secretary, or a majority of the directors. The person or persons calling such meeting may fix any time or place for holding any special meeting called by them.

     SECTION 12. Notice; Waiver. Except as otherwise provided in the Certificate
                 --------------
of Incorporation or the DGCL, notice of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given at least five (5) days prior thereto and shall state the date, time and place of the meeting of the Board of Directors or committee. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Written notice is effective at the earliest of the following: (i) when received; (ii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the

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addressee; or (iii) two days after it is deposited with a private carrier. Oral notice is deemed effective when communicated. Facsimile notice is deemed effective when sent. Whenever any notice whatever is required to be given to any director of the Corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 13. Compensation. The Board of Directors, by affirmative vote of a
                 ------------
majority of the directors then in office and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

     SECTION 14. Presumption of Assent. A director of the Corporation who is
                 ---------------------
present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 15. Dividends. Subject always to the provisions of the DGCL and the
                 ---------
Certificate of Incorporation, the Board of Directors shall have full power to determine whether any funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in to the Corporation as working capital for the Corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, or otherwise vary the same in its absolute judgment and discretion.

                              ARTICLE IV. OFFICERS
                              --------------------

     SECTION 1.  Number. The officers of the Corporation shall be a Chief
                 ------
Executive Officer, one or more Vice Presidents, a Secretary, a Chief Financial Officer and a Treasurer, and from time to time as many Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as may be appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

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

     SECTION 2. Election and Term of Office. The officers of the Corporation
                ---------------------------
shall be chosen by the Board of Directors. Each officer shall hold office until his successor shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer or agent elected or appointed by the Board
                -------
of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     SECTION 4. Vacancies. A vacancy in any principal office because of death,
                ---------
resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. The Chief Executive Officer. The Chief Executive Officer shall
                ---------------------------
be the chief administrative officer of the Corporation and, subject to the control of the Board of Directors, shall in general administer and manage the business and affairs of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws or some other law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. Vice Presidents. One or more of the Vice Presidents may be
                ---------------
designated as Executive Vice President. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the Vice Presidents in the order designated at the time of their election, shall perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation. Any Vice President shall perform such other duties as are incident to the office of Vice President or as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. Any Vice President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him by law, by these By-laws, by the Chief Executive officer or by the Board of Directors.

     SECTION 7. The Chief Financial Officer. The Chief Financial Officer shall
                ---------------------------
be the principal financial officer of the Corporation. The Chief Financial Officer shall in general perform all of the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Directors shall require.

     SECTION 8.  Treasurer. If required by the Board of Directors, the Treasurer
                 ---------
shall give a bond for the faithful discharge of his duties in such sum with such surety as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; and (b) in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

     SECTION 9.  Secretary. The Secretary shall: (a) keep the minutes of the
                 ---------
stockholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder; (e) sign with the Chief Executive Officer or Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

     SECTION 10. Assistant Secretaries and Assistant Treasurers. The Assistant
                 ----------------------------------------------
Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer or Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Secretary, or the Chief Executive Officer or the Chief Financial Officer, respectively.

     SECTION 11. Salaries. The salaries of the officers shall be fixed from time
                 --------
to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     SECTION 12. Voting Corporation's Securities. Unless otherwise ordered by
                 -------------------------------
the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of Corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

              ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER
              -----------------------------------------------------

     SECTION 1. Certificates for Shares. Certificates representing shares of the
                -----------------------
Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person or entity to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. Transfer of Shares. Prior to due presentment of a certificate
                ------------------
for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

                    ARTICLE VI. INDEMNIFICATION OF DIRECTORS,
                    -----------------------------------------
                         OFFICERS, EMPLOYEES AND AGENTS
                         ------------------------------

     SECTION 1. General Provisions. The Corporation shall indemnify any person
                ------------------
who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether brought or conducted by a third party or by or in the right of the Corporation), based on or relating to any actual or alleged act or omission or neglect or breach of duty by him, including but not limited to any act or failure to act alleged or determined to have been negligent, or to have violated the Employee Retirement Income Security Act of 1974, as a director, officer, employee or agent of the Corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while serving at the request of the Corporation (including, but not limited to, a director, officer, employee or agent of the Corporation serving on the ESOP Committee appointed pursuant to
Article 9 of the Plan) against expenses, including attorneys' fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; except,
                                                                    ------
that, no other final adjudication thereof shall establish that acts of active
----
and deliberate dishonesty committed by any such person with actual dishonest purpose and intent were material to the cause of action so adjudicated. The termination of any action, suit or proceeding by judgment, order, conviction, settlement or upon plea of no contest or its equivalent shall not, of itself, preclude indemnification under this provision.

     SECTION 2. Determination of Right to Receive. Any indemnification under
                ---------------------------------
Section 1 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in whole or in part in the circumstances under the standard established in Section 1 of this Article. Such determination shall be made:

           (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

           (b) If such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

           (c) By the Stockholders.

     SECTION 3. Corporation's Right to Supplement. The Corporation may, but
                ---------------------------------
shall not be required to, supplement the right of indemnification under this Article, by any lawful means, including without limitation by reason of enumeration, (i) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 1 of this Article or otherwise, and (ii) individual or group indemnification agreements with any one or more of such persons.

     SECTION 4. Payment of Expenses. Expenses, including attorneys' fees,
                -------------------
incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employer or agent to repay such amount, unless it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as to such amounts.

     SECTION 5. Not Exclusive of Other Rights. The indemnification provided by
                -----------------------------
this Article shall be not deemed exclusive of any other right to which an indemnified person may be entitled under Section 145 of the DGCL (or any successor provision) or otherwise applicable law, or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6. Automatic Amendments. To the extent any court of competent
                --------------------
jurisdiction shall determine that the indemnification provided under this Article shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow indemnification to the maximum extent permitted by law.

     SECTION 7. Miscellaneous. This Article shall be deemed to be a contract
                -------------
between the Corporation and each previous, current or future director, officer, employee or agent. The provi sions of this Article shall be applicable to all actions, claims, suits or proceedings, commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding which is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

                             ARTICLE VII. AMENDMENTS
                             -----------------------

     SECTION 1. By Stockholders or Directors. The By-Laws of the Corporation
                ----------------------------
shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the certificate of incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at the annual or special meeting of the stockholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the directors of the Corporation present at any regular or special meeting of the Board and entitled to vote thereat, a quorum being present. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

     SECTION 2. By Implication. Any action taken or authorized by the
                --------------
stockholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.